Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-227817 and File No. 333-220758) and the Registration Statements on Form S-8 (File No. 333-222534, File No. 333-208901, File No. 333-198940 and File No. 333-178771) of Lianluo Smart Ltd. (the “Company”) of our report dated March 31, 2021, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

March 31, 2021